UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2010

SENETEK PLC

(Exact name of Registrant as Specified in its Charter)

England	000-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 LaTour Court, Suite A

Napa, California 94458

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (707) 226-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

(c) On March 22, 2010, the Company appointed Mr. Howard Crosby, age 57, to the position of Chief Financial Officer, effective March 22, 2010. As announced by the Company on March 10, 2010, Mr. Crosby also serves as President of the Company. Mr. Crosby has been the President of Crosby Enterprises, Inc., a closely held family investment company for more than twenty years as well as an Officer and Director of a number of public companies including High Plains Uranium, Inc., White Mountain Titanium Corporation and Cadence Resources Corporation.

As the Company has previously disclosed on March 10, 2010, (i) Mr. John Ryan, Mr. Howard Crosby and Mr. Wesley Holland were appointed to the Board of the Company; (ii) Mr. Ryan and Mr. Crosby were appointed Chief Executive Officer and President, respectively, of the Company; (iii) Mr. Massino and Mr. Rodger Bogardus resigned from the Board of the Company, (iv) Mr. Massino and Mr. William O’Kelly were each terminated without cause from the positions as Chief Executive Officer and Chief Financial Officer, respectively. Mr Massino has been retained as a part-time consultant for a three year period to assist in the management of certain of the Company’s existing investments and interests at a monthly compensation of $10,000 and (v) Mr. Wesley Holland will serve on the Audit Committee of the Board of Directors and the Compensation Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SENETEK PLC

Date: March 26, 2010	By:	/s/ JOHN P. RYAN
John P. Ryan
Chief Executive Officer